Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Third Quarter 2024 Results
and Declares Regular Quarterly Dividend of $0.30 per Share

Company to Host Conference Call on Thursday, October 31, 2024, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - (GLOBE NEWSWIRE) - October 30, 2024 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on small and mid-sized businesses engaged in low-to-medium hazard industries, today reported financial results for its third quarter ended September 30, 2024.

Financial Highlights:
(All comparisons vs. the third quarter of 2023).
•Net income per diluted share increased by 124%, from $0.54 to $1.21,
•Adjusted net income per diluted share increased 19%, from $0.68 to $0.81,
•Gross premiums written decreased 8%, from $196.2 million to $181.2 million,
•Net premiums earned increased 1%, from $184.6 million to $186.6 million,
•Underwriting and general and administrative expense ratio of 23.2%, versus 23.6%,
•GAAP combined ratio of 100.4% (101.2% excluding LPT), versus 100.3% (101.3% excluding LPT),
•Net investment income increased 3%, from $25.9 million to $26.6 million, and
•Record number of ending policies in-force of 129,879.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “Higher earned premiums, strong net investment income and continued net investment gains drove year-over-year increases in revenue of 10% and 6% for the third quarter and the first nine months of 2024. We also ended the period with yet another record number of policies in-force, which were up 3% year-over-year.
During the quarter we grew our new and renewal premiums, but reductions in final audit premiums and endorsements more than offset that growth.
Our current accident year loss and LAE ratio was 63.9%, slightly above the loss and LAE ratio we maintained throughout 2023 and consistent with that of 2022. As was the case in the third quarter of 2023, we did not recognize any prior year loss reserve development on our voluntary business because a full actuarial study was not performed. We will evaluate our prior year reserves in more detail at year-end when we routinely perform a full reserve study.
Our commission expense ratio was 14.1%, versus 14.5% a year ago. The reduction in this ratio was largely attributable to a decrease in anticipated 2024 agency incentives, which are specific to individual contracts and vary with agency targets. Our underwriting and general and administrative expense ratio was 23.2%, down from 23.6% a year ago. The reduction in this ratio was primarily the result of the Cerity integration plan we executed in the fourth quarter of 2023.
Our resulting combined ratio excluding LPT was 101.2% for the third quarter, versus 101.3%, a year ago.
Our net investment income was $26.6 million, up 3% from a year ago. When considering the $1.0 million of interest expense we incurred in the third quarter of 2023 through our Federal Home Loan Bank leveraged investment strategy, which we unwound during the fourth quarter of 2023, our net investment income was actually up 7% year-over-year.
Lastly, our strong operating results, coupled with our proactive and opportunistic management of our investment portfolio and our capital position, contributed to year-over year increases of 27% and 24% in our book value per share and book value per share including the deferred gain, respectively. As a result, our balance sheet is strong, our underwriting capital is abundant and our confidence in the Company’s future operations remains high.”

Summary of Third Quarter 2024 Results
(All comparisons vs. the third quarter of 2023, unless otherwise noted).
Gross premiums written were $181.2 million, a decrease of 8%. The decrease was due to higher new and renewal business writings being more than offset by lower final audit premiums and endorsements. Net premiums earned were $186.6 million, an increase of 1%.
Losses and loss adjustment expenses were $117.7 million, an increase of 2%. The increase was primarily due to higher earned premiums and a slightly higher current accident year loss and loss adjustment expense estimate. The Company’s loss and loss adjustment expense ratio was 63.1% (63.9% excluding LPT), versus 62.2% (63.2% excluding LPT).
Commission expenses were $26.4 million, a decrease of 1%. The Company’s commission expense ratio was 14.1%, versus 14.5% a year ago.
Underwriting and general and administrative expenses were $43.2 million, a decrease of 1%. The Company’s underwriting and general and administrative expense ratio was 23.2%, versus 23.6% a year ago. The decrease primarily related to lower professional fees and information technology expenses, partially offset by higher bad debt expense.
Net investment income was $26.6 million, an increase of 2.7%. The increase was primarily due to higher yields on our fixed maturity securities.
Net realized and unrealized gains (losses) on investments reflected on the income statement were $10.9 million, versus $(7.1) million.
Interest and financing expenses were less than $0.1 million, versus $1.0 million. The decrease resulted from the unwinding of our former FHLB leveraged investment strategy.
Income tax expense was $6.4 million (17.4% effective rate), versus $3.4 million (19.5% effective rate). The effective rates during each of the periods included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, deferred gain amortization and related adjustments and tax credits utilized.
The Company’s book value per share including the deferred gain of $47.99 increased 24.0% year-over-year and 7.5% during the third quarter of 2024, computed after considering dividends declared. During the third quarter this measure was favorably impacted by $52.2 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $10.1 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $49.83 increased by 11.5% year-over-year and 2.5% during the third quarter of 2024, computed after considering dividends declared. During the third quarter this measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.
Share Repurchases and Fourth Quarter 2024 Dividend Declaration
During the third quarter of 2024, the Company repurchased 163,221 shares of its common stock at an average price of $45.27 per share. During the period from October 1, 2024 through October 29, 2024, the Company repurchased a further 20,602 shares of its common stock at an average price of $47.45 per share. The Company currently has a remaining share repurchase authorization of $38.6 million.
On October 30, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.30. The dividend is payable on November 27, 2024 to stockholders of record as of November 13, 2024.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, October 31, 2024 at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current or future levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in low-to-medium hazard industries. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, creating safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast, and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by A.M. Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com and www.cerity.com.
Contact Information
Mike Paquette (775) 327-2562 or mpaquette@employers.com